UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 25, 2005

Portal Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-25829	77-0369737
(Commission File Number)	(IRS Employer Identification No.)

10200 South De Anza Blvd, Cupertino, California	95104
(Address of Principal Executive Offices)	(Zip Code)

(408) 572-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On April 25, 2005, Registrant announced results of operations for its third fiscal quarter and first nine months ended October 29, 2004. A copy of the press release issued by the Registrant concerning the foregoing results is attached hereto as Exhibit 99.1.

On May 3, 2005 beginning at 5:00 p.m. Eastern (2:00 p.m. Pacific), Registrant’s management will hold a conference call to discuss its quarterly results of operations for its third fiscal quarter and first nine months ended October 29, 2004. To access the call, please dial one of the following numbers at 4:50 p.m. Eastern (1:50 p.m. Pacific): (800) 706-3415 (inside the U.S.) or (706) 634-1314 (outside the U.S.). An Internet playback of the call will be available until May 17, 2005, commencing one hour following the live call on May 3, 2005 at www.investor.portal.com. Additionally, a tele-replay of the call also will be available for one year until May 3, 2006, by dialing (800) 642-1687 (inside the U.S.) or (706) 645-9291 (outside the U.S.) and entering the pass code 5775042.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

99.1	Press release, dated April 25, 2005, reporting the financial results of operations of the Registrant for its third fiscal quarter and nine months ended October 29, 2004 (furnished and not filed herewith pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTAL SOFTWARE, INC.

Date: April 29, 2005	By:	/s/ Larry Bercovich
	Name:	Larry Bercovich
	Title:	SVP, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April 25, 2005, announcing the financial results of operations of the Registrant for its third fiscal quarter and nine months ended October 29, 2004.